Registration No. 33-58692

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FIRST NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)


          South Carolina                                      57-0799315
   (State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

                         950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115
                                 (803) 534-2175
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                W. LOUIS GRIFFITH
                             Chief Financial Officer
                         950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115
                                 (803) 534-2175
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            GEORGE S. KING, JR., ESQ.
                           SUZANNE HULST CLAWSON, ESQ.
                          1426 Main Street, Suite 1200
                         Columbia, South Carolina 29201
                                 (803) 779-3080

         Approximate  date of commencement of proposed sale to the public:  N/A

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered


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only in  connection  with  dividend or interest  reinvestment  plans,  check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
 [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



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



         This Post-Effective Amendment is filed pursuant to the undertakings required by 17 C.F.R. Section 229.512(a)(3) to terminate the offering of Securities registered pursuant to Registration No. 33-58692, and to remove from registration 79,183 shares of Registrant's common stock reserved for issuance pursuant to the First National Corporation Dividend Reinvestment Plan (the "DRIP") previously registered pursuant hereto. The reason for this termination of registration is that the feature of the DRIP which permitted purchase of shares of Common Stock by the Plan Administrator directly from the Registrant has been eliminated. Shares may now only be purchased by the Plan Administrator in the open market. Furthermore, the Plan Administrator is independent of the Registrant, and the Registrant may perform only limited administrative functions with respect to the Plan, such as announcing the existence of the Plan, making names and addresses of its shareholders available to the Plan Administrator, and the like, and pays no more than the reasonable fees and charges for brokerage commissions and bookkeeping and custodial expenses.

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of South Carolina, on the 22nd day of April, 1997.

                                        FIRST NATIONAL CORPORATION



                                        By: /s/ C. John Hipp, III
                                        --------------------------------
                                        C. John Hipp, III
                                        President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signatures                     Title                   Date
     ----------------            ----------------          --------------


/s/ C. John Hipp, III                 President,             April 22, 1997
-----------------------               (Chief Executive
 C. John Hipp, III                    Officer) and
                                      Director


/s/ W. Louis Griffith                 Chief Financial        April 22, 1997
-----------------------               Officer,
 W. Louis Griffith                    (Principal
                                      Financial
                                      Officer and
                                      Accounting
                                      Officer)


/s/ Charles W. Clark                  Director               April 22, 1997
-----------------------
 Charles W. Clark


/s/ W. B. Cox                         Director               April 22, 1997
-----------------------
 W. B. Cox



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





/s/ C. Parker Dempsey                 Director               April 22, 1997
-----------------------
 C. Parker Dempsey


/s/ E. Everett Gasque, Jr.            Director               April 22, 1997
-----------------------
 E. Everett Gasque, Jr.


/s/ John L. Gramling, Jr.             Director               April 22, 1997
-----------------------
 John L. Gramling, Jr.


/s/ Dwight W. Frierson                Director               April 22, 1997
-----------------------
 Dwight W. Frierson


/s/ Robert R. Hill, Jr.               Director               April 22, 1997
-----------------------
 Robert R. Hill, Jr.


/s/ Robert R. Horger                  Director               April 22, 1997
-----------------------
 Robert R. Horger


/s/ J. C. McAlhany                    Director               April 22, 1997
-----------------------
 J. C. McAlhany


/s/ Dick Gregg McTeer                 Director               April 22, 1997
-----------------------
 Dick Gregg McTeer


/s/ Harry M. Mims, Jr.                Director               April 22, 1997
-----------------------
 Harry M. Mims, Jr.


/s/ E. V. Mirmow, Jr.                 Director               April 22, 1997
-----------------------
 E. V. Mirmow, Jr.




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                                      Director               April ___, 1997
-----------------------
 Ralph W. Norman


/s/ Anne H. Oswald                    Director               April 22, 1997
-----------------------
 Anne H. Oswald


/s/ James W. Roquemore                Director               April 22, 1997
-----------------------
 James W. Roquemore


                                      Director               April __, 1997
-----------------------
 Walter L. Tobin


/s/ Johnny E. Ward                    Director               April 22, 1997
-----------------------
 Johnny E. Ward


/s/ A. Dewall Waters                  Director               April 22, 1997
-----------------------
 A. Dewall Waters


/s/ L. D. Westbury                    Director               April 22, 1997
-----------------------
 L. D. Westbury






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